                                                                   EXHIBIT 12.1



                LIN HOLDINGS CORP. AND LIN TELEVISION CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

The ratios of earnings to fixed charges for the years ended December 31, 1996 and 1997 are derived from audited consolidated financial statements of the predecessor business that are not presented in this Registration Statement. The ratios of earnings to fixed charges for the period from January 1, 1998 to March 2, 1998 are derived from audited consolidated financial statements of the predecessor business that appear elsewhere in this Registration Statement. The ratios of earnings to fixed charges for the period from March 3, 1998 to December 31, 1998 and for the years ended December 31, 1999 and 2000 are derived from audited consolidated financial statements that appear elsewhere in this Registration Statement. The ratios of earnings to fixed charges for the six months ended June 30, 2001 are derived from unaudited consolidated financial statements that appear elsewhere in this Registration Statement.


                                Predecessor                                   LIN Television Corporation and subsidiaries
                                --------------------------------------------  ---------------------------------------------------
                                                                              Period from                              Six months
                                Year ended   Year ended      Period from       March 3-     Year ended     Year ended    ended
                                December 31, December 31,  January 1-March 2, December 31,  December 31,  December 31,  June 30,
                                    1996         1997            1998             1998          1999          2000        2001
                                ------------ ------------  -----------------  ------------  ------------  ------------ ----------
Earnings:
 Income (loss) before taxes
   and extraordinary item ..... $     72,937 $     78,709  $             966  $    (12,912) $    (13,691) $     (6,871)$  (23,225)
 Add: Share of (income) loss
   in equity investments ......          995        1,532                244         6,037         5,488          (365)     1,254
 Add: Capital distributions
   from equity investments ....           --           --                 --            --            --           815      6,419
                                ------------ ------------  -----------------  ------------  ------------  ------------ ----------
   subtotal ...................       73,932       80,241              1,210        (6,875)       (8,203)       (6,421)   (15,552)

Fixed Charges:
 Reported interest expense ....       26,582       21,340              2,764        35,577        45,315        67,126     33,987
 Loss on financial
   instruments ................           --           --                 --            --            --            --     (1,982)
                                ------------ ------------  -----------------  ------------  ------------  ------------ ----------
   subtotal ...................       26,582       21,340              2,764        35,577        45,315        67,126     32,005

Earnings before income taxes
   and fixed charges ..........      100,514      101,581              3,974        28,702        37,112        60,705     16,453
                                ============ ============  =================  ============  ============  ============ ==========
Ratio of earnings to
   fixed charges ..............          3.8x         4.8x               1.4x            --            --            --        --



                                Predecessor                                   LIN Holdings Corp. and subsidiaries
                                --------------------------------------------  ---------------------------------------------------
                                                                              Period from                              Six months
                                Year ended   Year ended      Period from       March 3-     Year ended     Year ended    ended
                                December 31, December 31,  January 1-March 2, December 31,  December 31,  December 31,  June 30,
                                    1996         1997            1998             1998          1999          2000        2001
                                ------------ ------------  -----------------  ------------  ------------  ------------ ----------
Earnings:
 Income (loss) before taxes
   and extraordinary item ..... $     72,937 $     78,709  $             966  $    (30,911) $    (37,065) $    (32,613)$  (37,416)
 Add: Share of (income) loss
   in equity investments ......          995        1,532                244         6,037         5,488          (365)     1,254
 Add: Capital distributions
   from equity investments ....           --           --                 --            --            --           815      6,419
                                ------------ ------------  -----------------  ------------  ------------  ------------ ----------
   subtotal ...................       73,932       80,241              1,210       (24,874)      (31,577)      (32,163)   (29,743)

Fixed Charges:
 Reported interest expense ....       26,582       21,340              2,764        53,576        68,689        92,868     48,178
 Loss on financial
   instruments ................           --           --                 --            --            --            --     (1,982)
                                ------------ ------------  -----------------  ------------  ------------  ------------ ----------
   subtotal ...................       26,582       21,340              2,764        53,576        68,689        92,868     46,196
Earnings before income taxes
   and fixed charges ..........      100,514      101,581              3,974        28,702        37,112        60,705     16,453
                                ============ ============  =================  ============  ============  ============ ==========
Ratio of earnings to
   fixed charges ..............          3.8x         4.8x               1.4x           --            --            --         --



LIN Television Corporation's earnings were insufficient to cover fixed charges by $6.9 million, $8.2 million, $6.4 million and $15.6 million for the period from March 3, 1998 to December 31, 1998, for the fiscal years ended 1999 and 2000 and for the six-month period ended June 30, 2001, respectively. LIN Holdings Corp.'s earnings were insufficient to cover fixed charges by $24.9 million, $31.6 million, $32.2 million and $29.7 million for the period from March 3, 1998 to December 31, 1998, for the fiscal years ended 1999 and 2000 and for the six-month period ended June 30, 2001, respectively.